Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-162310, 333-162009, 333-140105, 333-142013 and 333-168188 on Form S-3, and Registration Nos. 333-64495, 333-33481, 333-149882 and 333-125863 on Form S-8 of Altair Nanotechnologies Inc. of our report dated March 30, 2012, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sacramento, California
March 30, 2012